Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	TORONTO DOMINION HOLDINGS (U.S.A.), INC.
Address:	1 VANDERBILT AVENUE NEW YORK, NY 10017
Date of Event Requiring Statement (Month/Day/Year):	August 1, 2025
Issuer Name and Ticker or Trading Symbol:	Invesco Municipal Trust (VKQ)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TORONTO DOMINION HOLDINGS (U.S.A.), INC. By: /s/ Laura Beard Name: Laura Beard Title: President & CFO Date: August 7, 2025

Item	Information
Name:	TD GROUP US HOLDINGS LLC
Address:	251 LITTLE FALLS DRIVE WELLINGTON, DE 19808
Date of Event Requiring Statement (Month/Day/Year):	August 1, 2025
Issuer Name and Ticker or Trading Symbol:	Invesco Municipal Trust (VKQ)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TD GROUP US HOLDINGS LLC By: /s/ Salma Salman Name: Salma Salman Title: Senior Vice President and Chief Financial Officer TD AMCB Date: August 7, 2025

Item	Information
Name:	THE TORONTO-DOMINION BANK
Address:	TORONTO-DOMINION CENTRE P.O. BOX 1 TORONTO, ONTARIO, CANADA M5K 1A2
Date of Event Requiring Statement (Month/Day/Year):	August 1, 2025
Issuer Name and Ticker or Trading Symbol:	Invesco Municipal Trust (VKQ)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	THE TORONTO-DOMINION BANK By: /s/ Laura Beard Name: Laura Beard Title: Vice President Finance TDS (US) Date: August 7, 2025